First NBC Bank Holding Company 2014 Annual Shareholders Meeting May 21, 2015 Exhibit 99.1

Statements contained in this presentation that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “preliminary,” or similar words, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s estimates, assumptions, and projections as of the date of the presentation and are not guarantees of future performance.  Actual results may differ materially from the results expressed or implied by these forward-looking statements as the result of risks, uncertainties and other factors, including, but are not limited to, those discussed in the company’s periodic reports and filings with the Securities and Exchange Commission (SEC). Copies of the company’s SEC filings may be downloaded from the Internet at no charge from www.sec.gov or ir.firstnbcbank.com/sec.cfm.  First NBC Bank Holding Company cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which the company undertakes no obligation to update or revise to reflect future events, information or circumstances arising after the date of this presentation. Market data used in this presentation has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. The company has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Forward Looking Statements 2

2014 Year In Review 3 • Net Income of $55.6 million, an increase of $14.7 million, or 35.9%, from year end 2013 • Income available to common shareholders of $54.1 million, an increase of $15.5 million, or 40.2%, from year end 2013 • EPS on a diluted basis of $2.84, an increase of $0.52, or 22.4%, from year end 2013 • Total assets of $3.8 billion, an increase of $464.0 million from December 31, 2013 • Total loans grew to $2.8 billion, an increase of 17.7% from December 31, 2013 • Total deposits grew to $3.1 billion, an increase of 14.3% from December 31, 2013 • Tax credit investment, net of accumulated amortization, grew to $140.9 million, an increase of 19.7% from December 31, 2013 • Increased investment in Federal Historic Tax Credit projects of $26.1 million compared to December 31, 2013

4 Loan Growth Total Loans Percentage Change 3,500,000 3,000,000 2,500,000 2,000,000 1,500,000 1,000,000 500,000 0 $ (T ho us an ds ) 2010 2011 2012 2013 2014 1Q15 • Experienced double-digit loan growth over each of the last five years • Expects to achieve similar growth results in 2015; Loans grew 4.7% in 1Q15 • Driven by increases in construction, commercial real estate, and commercial loans • Favorable economic market conditions in the New Orleans trade area 48.4% 16.4% 22.7% 17.7% 4.7%

Loan Composition As of 12/31/14 Consumer, 1% Construction, 12% Commercial real estate, 45% Consumer real estate, 5% Commercial*, 37% * Commercial loans include loans to the oil and gas industry, primarily to oil and gas service companies. The oil and gas commercial loan portfolio is approximately 3% of the Company's total loan portfolio and the Company has outstanding loan commitments related to the oil and gas portfolio of approximately $15.1 million as of December 31, 2014. The Company is actively monitoring these credits. As of 12/31/10 Consumer, 1% Construction, 8% Commercial real estate, 52% Consumer real estate, 5% Commercial, 34% 5 • The Company does not expect any significant changes over the foreseeable future in the composition of the loan portfolio or in the emphasis on commercial real estate and commercial lending.

Total Deposits Percentage Change 4,000,000 3,000,000 2,000,000 1,000,000 0 $ (T ho us an ds ) 2010 2011 2012 2013 2014 1Q15 6 Deposit Growth 46.9% 19.3% 20.4% 14.3% 7.9% • Experienced double-digit deposit growth over each of the last five years • Expects to achieve similar growth results in 2015; Deposits grew 7.9% during 1Q15 • Driven by FNBC's core principle of developing and maintaining longterm relationships between the relationship banker and their customers through high quality service, relationship-based pricing, and the Company’s commitment to the communities in which it serves

7 Deposit Composition As of 12/31/14 Noninterest- bearing, 12% Certificates of deposit, 37% NOW deposits, 15% MMA deposits, 34% Savings deposits, 2% As of 12/31/10 Noninterest- bearing, 9% Certificates of deposit, 57% NOW deposits, 9% MMA deposits, 24% Savings deposits, 1% • Shift in deposit mix since the Company began its tiered pricing program on all of its interest-bearing deposit products in 2014 and 2013.

8 Investment In Tax Credit Projects TOTAL FEDERAL NMTCs TOTAL FEDERAL LIHTCs TOTAL FEDERAL HTCs Future Tax Credits at 12/31/14 50.0 40.0 30.0 20.0 10.0 0.0 $ (M ill io ns ) 2015 2016 2017 2018 2019 2020 Period Ending • As of December 31, 2014, $163.8 million of Federal New Market and Low Income Housing tax credits have been awarded ($66.3 million realized through December 31, 2014, $97.5 million in remaining benefits to be realized). • As of December 31, 2014, the Company has contracted for Federal Historic tax credits in 2015 and 2016 of approximately $21.6 million and $15.7 million, respectively. Historic tax credits are based on committed projects in construction and credits are recognized when certificates of occupancy are received.

9 Creating Shareholder Value

10 Looking Ahead - 2015 & Beyond • Q1 Net Income available to common shareholders of $15.7 million, an increase of $0.4 million over the linked-quarter of 2014, and $3.2 million over the same period of 2014 • Expected growth both organically and through mergers and acquisitions • FDIC assisted acquisition of First National Bank of Crestview on 1/16/15 ◦ $62.3 million in assets acquired ◦ $72.3 million in deposits assumed ◦ 3 branch locations in Crestview, Florida ◦ Entrance into the Florida Panhandle and Florida Market • Issuance of $60.0 million in Subordinated Debentures ◦ Bear interest at a fixed rate of 5.75% ◦ No dilution to shareholder value ◦ Expect to use the net proceeds for general corporate purposes, which may include supporting the continued growth of its business, acquisitions, and the redemption or repayment of other fixed obligations • State Investors Bank (SIBC) acquisition announced 12/30/14 (expected to close 2Q15) ◦ Approval of SIBC shareholders on 4/4/15 ◦ $271.9 million in assets at 12/31/14 ◦ $156.0 million in deposits at 12/31/14 ◦ 3 branch locations within 1 mile of FNBC branches ◦ 1 branch in a market FNBC is not currently operating • Continued investment in Federal Tax Credit Projects ◦ Pipeline of Federal and State tax credit eligible projects ◦ Increased Historic Tax Credit investment over the next 3 years ▪ $27.4 million expected in 2015, $32.6 million expected in 2016, and $1.2 million expected in 2017

11 FNBC Footprint • On December 30, 2014, First NBC entered into an Agreement and Plan of Reorganization with State Investors Bancorp, Inc. (SIBC), a full-service commercial bank headquartered in Metairie, Louisiana. • On January 16, 2015, First NBC entered into an agreement with the FDIC to purchase certain assets and assume certain liabilities of First National Bank of Crestview, a national full-service commercial bank headquartered in Crestview, Florida. FNBC (32 Branches) SIBC (4 Branches) Crestview (3 Branches) Source: SNL Financial, MapPoint

12 Concluding Remarks • 2014 - Another high growth year • Continued reliance on organic growth • Two acquisitions to be completed in 2015 • Experienced bankers in the markets we serve • Relationship Banking Model

The management and staff of First NBC Bank Holding Company thank you for your continued support. First NBC Bank Holding Company